CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS






To The Board Of Directors
American Utilicraft Corporation





         We hereby consent to the use in the Prospectus constituting a part of this registration Statement on Form SB-2 of our report dated October 5, 2000, relating to the financial statements of American Utilicraft Corporation.

         We also consent to the reference to our firm under the caption "Experts" in the Prospectus.







October 6, 2000                                  /S/ Halt, Thrasher & Buzas, LLP